Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

First Quarter 2016 Operating Results

Three Month Results

•	Net revenue increased 11.9% to $338.5 million

•	Adjusted EBITDA increased 9.8% to $130.2 million

Three Month Pro Forma Results

•	Pro forma adjusted net revenue increased 2.6%

•	Pro forma adjusted EBITDA increased 3.1%

Baton Rouge, LA – May 5, 2016 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the first quarter ended March 31, 2016.

“We are pleased with the strength of our core business, particularly on the local sales side, and our continued discipline on expenses,” said Lamar Chief Executive Officer, Sean Reilly. “Consequently, we continue to track toward the upper end of our full year AFFO guidance. Meanwhile, our integration of the assets we acquired from Clear Channel is proceeding to plan. As we expected, the new markets are proving to be a great fit.”

First Quarter Highlights

•	Same unit digital revenue increased 3.4%

•	Diluted AFFO per share increased 15.9%

•	Free cash flow increased 24.6%

First Quarter Results

Lamar reported net revenues of $338.5 million for the first quarter of 2016 versus $302.5 million for the first quarter of 2015, an 11.9% increase. Operating income for the first quarter of 2016 was $86.8 million as compared to $67.3 million for the same period in 2015. Lamar recognized net income of $51.3 million for the first quarter of 2016 compared to net income of $40.7 million for same period in 2015. Net income per basic and diluted share was $0.53 per share and $0.42 per share for the three months ended March 31, 2016 and 2015, respectively.

Adjusted EBITDA for the first quarter of 2016 was $130.2 million versus $118.5 million for the first quarter of 2015, a 9.8% increase.

Free Cash Flow for the first quarter of 2016 was $78.3 million as compared to $62.9 million for the same period in 2015, a 24.6% increase.

For the first quarter of 2016, Funds From Operations, or FFO, was $87.9 million versus $84.6 million for the same period in 2015, an increase of 4.0%. Adjusted Funds From Operations, or AFFO, for the first quarter of 2016 was $92.3 million compared to $78.9 million for the same period in 2015, a 17.1% increase. Diluted AFFO per share increased 15.9% to $0.95 per share for the three months ended March 31, 2016 as compared to $0.82 per share for the same period in 2015.

Q1 Pro Forma Results

Pro forma adjusted net revenue for the first quarter of 2016 increased 2.6% over pro forma adjusted net revenue for the first quarter of 2015. Pro forma adjusted EBITDA increased 3.1% as compared to pro forma adjusted EBITDA for the first quarter of 2015. Pro forma adjusted net revenue and pro forma adjusted EBITDA include adjustments to the 2015 period for acquisitions and divestitures for the same time frame as actually owned in the 2016 period. See “Reconciliation of Reported Basis to Pro Forma Basis”, which provides reconciliations to GAAP for adjusted and pro forma measures.

Liquidity

As of March 31, 2016, Lamar had $164.5 million in total liquidity that consisted of $136.1 million available for borrowing under its revolving senior credit facility and approximately $28.4 million in cash and cash equivalents.

Recent Events

Distributions. On March 31, 2016, Lamar made a quarterly dividend distribution of $0.75 per share, or a total cash distribution of approximately $72.7 million, to common stockholders of record on March 16, 2016.

Acquisitions. On January 7, 2016, Lamar acquired certain assets of Clear Channel Outdoor Holdings, Inc. in five U.S. markets for an aggregate cash purchase price of $458.5 million. Lamar financed the acquisition using $160 million of revolver borrowings and a $300 million term loan provided by JPMorgan Chase Bank, N.A.

Senior Note Offering. On January 28, 2016, Lamar Media Corp., Lamar’s wholly owned subsidiary, issued $400 million in aggregate principal amount of 5 3/4% Senior Notes due 2026 through an institutional private placement. The proceeds, after payment of fees and expenses, were used to repay the $300 million term loan and a portion of borrowings outstanding under the revolving credit facility that were used to finance the asset acquisition noted above.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding financial guidance for the 2016 fiscal year, sales trends and the integration of acquired assets. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, capital expenditures, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) our ability to successfully integrate assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; in particular, our ability to successfully integrate the assets acquired in January 2016 which could have a material effect on our 2016 financial results; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (GAAP): Adjusted EBITDA, Free Cash Flow, Funds From Operations, Adjusted Funds From Operations, Diluted AFFO per share, adjusted pro forma results and outdoor operating income. Adjusted EBITDA is defined as net income before income tax expense (benefit), interest expense (income), gain (loss) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization and gain on disposition of assets and investments. Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures. Funds From Operations is defined as net income before real estate related depreciation and amortization, gains or losses from disposition of real estate assets and investments and an adjustment to eliminate unconsolidated affiliates and non-controlling interest, which is the definition used by the National Association of Real Estate Investment Trusts (NAREIT). Adjusted Funds From Operations is defined as Funds From Operations adjusted for straight-line (revenue)

expense, stock-based compensation expense, non-cash tax provision, non-real estate related depreciation and amortization, amortization of deferred financing costs, loss on extinguishment of debt, non-recurring, infrequent or unusual losses (gains), less maintenance capital expenditures and an adjustment for unconsolidated affiliates and non-controlling interest. Diluted AFFO per share is defined as AFFO divided by the weighted average diluted common shares outstanding. Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, depreciation and amortization and gain on disposition of assets. These measures are not intended to replace financial performance or liquidity measures determined in accordance with GAAP and should not be considered alternatives to operating income, net income, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that Adjusted EBITDA, Free Cash Flow, Funds From Operations, Adjusted Funds From Operations, Diluted AFFO per share, adjusted pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentation of these non-GAAP measures, including AFFO and FFO, may not be comparable to similarly titled measures used by similarly situated companies. See “Supplemental Schedules—Unaudited Reconciliations of Non-GAAP Measures” and “Supplemental Schedules—Unaudited REIT Measures and Reconciliations to GAAP Measures”, which provides a reconciliation of each of these measures to the most directly comparable GAAP measure.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Thursday, May 5, 2016 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Pass Code:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059
Pass Code:	23524494
Available through Thursday, May 12, 2016 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com
Webcast Replay:	www.lamar.com
Available through Thursday, May 12, 2016 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising Company is one of the largest outdoor advertising companies in North America, with more than 325,000 displays across the United States, Canada and Puerto Rico. Lamar offers advertisers a variety of billboard, interstate logo and transit advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 2,400 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended March 31,
	2016	2015
Net revenues	$338,533	$302,477

Operating expenses (income)
Direct advertising expenses	128,725	113,232
General and administrative expenses	64,430	56,527
Corporate expenses	15,187	14,169
Stock-based compensation	3,199	3,901
Depreciation and amortization	51,489	49,230
Gain on disposition of assets	(11,327)	(1,836)

	251,703	235,223

Operating income	86,830	67,254

Other (income) expense
Interest income	(1)	(2)
Loss on extinguishment of debt	3,142	—
Interest expense	30,068	24,532

	33,209	24,530

Income before income tax expense	53,621	42,724
Income tax expense	2,307	2,008

Net income	51,314	40,716
Preferred stock dividends	91	91

Net income applicable to common stock	$51,223	$40,625

Earnings per share:
Basic earnings per share	$0.53	$0.42

Diluted earnings per share	$0.53	$0.42

Weighted average common shares outstanding:
- basic	96,793,244	95,704,850
- diluted	97,378,135	95,742,148

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$130,191	$118,549
Interest, net	(28,685)	(23,372)
Current tax expense	(2,489)	(3,195)
Preferred stock dividends	(91)	(91)
Total capital expenditures	(20,619)	(29,041)

Free cash flow	$78,307	$62,850

OTHER DATA (continued):

	March 31, 2016	December 31, 2015
Selected Balance Sheet Data:
Cash and cash equivalents	$28,420	$22,327
Working capital	$110,248	$44,902
Total assets	$3,894,512	$3,363,744
Total debt, net of deferred financing costs (including current maturities)	$2,438,150	$1,891,450
Total stockholders’ equity	$1,020,983	$1,021,059

	Three months ended March 31,
	2016	2015
Selected Cash Flow Data:
Cash flows provided by operating activities	$51,537	$54,731
Cash flows used in investing activities	$(517,553)	$(44,270)
Cash flows provided by (used in) financing activities	$471,003	$(2,819)

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended
	March 31,
	2016	2015
Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$51,537	$54,731
Changes in operating assets and liabilities	49,189	38,923
Total capital expenditures	(20,619)	(29,041)
Preferred stock dividends	(91)	(91)
Other	(1,709)	(1,672)

Free cash flow	$78,307	$62,850

Reconciliation of Adjusted EBITDA to Net Income:
Adjusted EBITDA	$130,191	$118,549
Less:
Stock-based compensation	3,199	3,901
Depreciation and amortization	51,489	49,230
Gain on disposition of assets	(11,327)	(1,836)

Operating Income	86,830	67,254

Less other (income) expense:
Interest income	(1)	(2)
Loss on extinguishment of debt	3,142	—
Interest expense	30,068	24,532
Income tax expense	2,307	2,008

Net income	$51,314	$40,716

Capital expenditure detail by category:
Billboards - traditional	$6,874	$5,809
Billboards - digital	6,548	14,262
Logo	1,431	2,942
Transit	130	130
Land and buildings	3,893	3,171
Operating equipment	1,743	2,727

Total capital expenditures	$20,619	$29,041

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended March 31,
	2016	2015	% Change
Reconciliation of Reported Basis to Pro Forma(a) Basis:
Net revenue	$338,533	$302,477	11.9%
Acquisitions and divestitures	—	27,426

Pro forma adjusted net revenue	$338,533	$329,903	2.6%

Reported direct advertising and G&A expenses	$193,155	$169,759	13.8%
Acquisitions and divestitures	—	19,664

Pro forma direct advertising and G&A expenses	$193,155	$189,423	2.0%

Outdoor operating income	$145,378	$132,718	9.5%
Acquisitions and divestitures	—	7,762

Pro forma adjusted outdoor operating income	$145,378	$140,480	3.5%

Reported corporate expenses	$15,187	$14,169	7.2%
Acquisitions and divestitures	—	72

Pro forma corporate expenses	$15,187	$14,241	6.6%

Adjusted EBITDA	$130,191	$118,549	9.8%
Acquisitions and divestitures	—	7,690

Pro forma adjusted EBITDA	$130,191	$126,239	3.1%

(a)	Pro forma adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and Adjusted EBITDA include adjustments to 2015 for acquisitions and divestitures for the same time frame as actually owned in 2016.

	Three months ended March 31,
	2016	2015
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor operating income	$145,378	$132,718
Less: Corporate expenses	15,187	14,169
Stock-based compensation	3,199	3,901
Depreciation and amortization	51,489	49,230
Plus: Gain on disposition of assets	11,327	1,836

Operating income	$86,830	$67,254

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Adjusted Funds From Operations

	Three months ended March 31,
	2016	2015
Net income	$51,314	$40,716
Depreciation and amortization related to real estate	47,767	45,414
Gain from disposition of real estate assets and investments	(11,267)	(1,742)
Adjustment for unconsolidated affiliates and non-controlling interest	96	167

Funds From Operations	$87,910	$84,555

Straight-line expense (income)	(50)	(36)
Stock-based compensation expense	3,199	3,901
Non-cash portion of tax provision	(182)	(1,187)
Non-real estate related depreciation and amortization	3,722	3,816
Amortization of deferred financing costs	1,382	1,158
Loss on extinguishment of debt	3,142	—
Capitalized expenditures—maintenance	(6,692)	(13,156)
Adjustment for unconsolidated affiliates and non-controlling interest	(96)	(167)

Adjusted Funds From Operations	$92,335	$78,884

Divided by weighted average diluted shares outstanding	97,378,135	95,742,148

Diluted AFFO per share	$0.95	$0.82